                                                                     EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                                D E J CORPORATION

                                     *******

      1. The name of the corporation is D E J CORPORATION

      2. The address of its registered office in the State of Delaware is No.
100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars
($100.00).

      5. The name and mailing address of each incorporator is as follows:

 NAME                                         MAILING ADDRESS
 ----                                         ---------------
J. L. Rivera                        100 West Tenth Street
                                    Wilmington, Delaware 19801

V. A. Brookene                      100 West Tenth Street
                                    Wilmington, Delaware 19801

D. L. Sipple                        100 West Tenth Street
                                    Wilmington, Delaware 19801

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept
(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of November, 1983.

                                        /s/ J. L. Rivera
                                        ----------------
                                        J. L. Rivera

                                        /s/ V. A Brookens
                                        -----------------
                                        V. A. Brookens

                                        /s/ D. L. Sipple
                                        ----------------
                                        D. L. Sipple

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      D E J CORPORATION, a corporation organized and existing under the General
Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by means of a
Consent to Action in Lieu of Meeting, adopted a resolution declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of D E J Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

           "1. The name of the corporation is CIRCUIT SERVICES CORPORATION."

      SECOND: That at a meeting and vote of stockholders, the stockholders have given unanimous consent to said amendment in accordance with the provisions of
Section 222 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the
State of Delaware.

      IN WITNESS WHEREOF, SAID D E J CORPORATION has caused this certificate to be signed by its Chairman of the Board of Directors and attested by its
Secretary this third day of January, 1984.

                                     D E J Corporation

                                     By:  /s/
                                          ------------------------------------
                                         Chairman of the Board of Directors

ATTEST:

By: /s/
    -----------------------------
              Secretary

                              CERTIFICATE OF MERGER
                                       OF
                                W. R. HATCH, INC.
                                      INTO
                          CIRCUIT SERVICES CORPORATION

      The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is, as follows:

                Name                                 State of Incorporation
                ----                                 ----------------------
           Circuit Services Corporation                    Delaware
           W. R. Hatch, Inc.                               Delaware

      SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of
Delaware.

      THIRD: That the name of the surviving corporation of the merger is Circuit
Services Corporation.

      FOURTH: That the certificate of incorporation of Circuit Services
Corporation, a Delaware corporation, shall be the certificate of incorporation of the surviving corporation, except that Articles 1 and 4 of the Certificate of
Incorporation of Circuit Services shall be changed from and after the effective date to read as follows:

           "1.    The name of the corporation is

                  CIRCUIT SERVICES - W. R. HATCH CORPORATION

           4.     The total number of shares of stock which the corporation
           shall have authority to issue is two hundred (200) and the par value of each such share is One Dollar ($1.00), amounting in the aggregate to Two Hundred Dollars ($200.00)."

      FIFTH: That the executed Plan and Agreement of Merger, a copy of which is attached hereto as Exhibit A, is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 2901 Butterfield Road, Oak Brook, Illinois 60521.

      SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

                                CIRCUIT SERVICES - W. R. HATCH CORPORATION

ATTEST:                         By: /s/ B. A. Johnson
                                    ------------------------------------
                                               President

By: /s/ S. J. Gioimo
    -------------------------------
            Secretary

                          PLAN AND AGREEMENT OF MERGER

      This Plan and Agreement of Merger, dated as of the 1st day of July, 1995, among CIRCUIT SERVICES CORPORATION ("Circuit Services"), a Delaware corporation, and W. R. HATCH, INC. ("Hatch"), a Delaware corporation,

                                   WITNESSETH:

      WHEREAS, the respective Boards of Directors of the parties hereto have determined that it is advisable that Hatch he merged with and into Circuit
Services pursuant to the terms and conditions of this Plan and Agreement of
Merger, on the date and at the time provided for herein;

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the undersigned corporations, in accordance with Section 251 of the Delaware Corporation Law, hereby adopt the following Plan and Agreement of Merger:

      Article 1. The parties hereto agree to effect this Merger.

      Article 2. The corporation to survive the Merger is Circuit Services, a
Delaware corporation, which shall continue under the name of Circuit Services -
W. R. Hatch Corporation.

      Article 3. The parties to this Plan and Agreement of Merger are Circuit
Services Corporation ("Circuit Services"), and W. R. Hatch, Inc. ("Hatch"), both incorporated in the State of Delaware. The principal offices of Circuit Services and Hatch are located in Oak Brook, Illinois.

      Article 4. No amendment to the Certificate of Incorporation of the surviving corporation is to be effected as part of the Merger, except that
Articles 1 and 4 of the Certificate of Incorporation of Circuit Services shall be changed from and after the effective date to read as follows:

           "1.  The name of the corporation is

           CIRCUIT SERVICES - W. R. HATCH CORPORATION

           4.   The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) and the par value of each such shares is One Dollar ($1.00), amounting in the aggregate to
           Two Hundred Dollars ($200.00)."

      Article 5. The total number of shares of stock of all classes which the parties hereto have authority to issue is as follows:

                                                              Number of
       Corporation              Class of Stock            Shares Authorized
      ----------------      ------------------------      -----------------
      Circuit Services      Common ($1.00 par value)            100
      Hatch                 Common ($1.00 par value)          1,000

      Article 6. The manner and basis of exchanging and converting the issued stock of Hatch is as follows: Each ten shares of issued and outstanding Common
Stock ($1.00 par value) of Hatch shall be converted into one share of common stock of Circuit Services ($1.00 par value). Upon the surrender of certificates representing shares of Hatch stock by the holder thereof, certificates for an equal number of Circuit Services stock shall be issued in exchange by Circuit
Services. Shares of Circuit Services Common Stock ($1.00 par value) outstanding at the date of this Merger shall not be converted or exchanged, but shall remain outstanding as shares of Common Stock ($1.00 par value) of the surviving corporation.

      Article 7. This Plan and Agreement of Merger was duly adopted and approved by the Boards of Directors and Stockholder of Circuit Services and Hatch,
respectively, in each case by Written Consent of all Directors and the
Stockholder in lieu of a Special Meeting, dated July 1, 1985, in the manner and by the vote required by the laws of the State of Delaware.

      Article 8. The Certificate of Incorporation of Circuit Services, as in
effect on the effective date of the Merger, shall continue in full force and effect as the Certificate of Incorporation of Circuit Services and shall be changed and amended by the Merger only in the following respects:

           (a)  The name of the surviving corporation shall be Circuit
           Services - W. R. Hatch Corporation; and

           (b)  The number of authorized shares of the stock in the surviving corporation shall be increased to 200.

      8.2 Circuit Services reserves the right and power, after the effective date of the Merger, to alter, amend, change or repeal any of the provisions contained in its Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors or stockholders herein are subject to this reservation.

      8.3 The Bylaws of Circuit Services, as such Bylaws exist on the effective date of the Merger, shall remain and be the Bylaws of Circuit Services until altered, amended or repealed, or until new Bylaws shall be adopted in accordance with the provisions thereof, the Certificate of Incorporation, or in the manner permitted by the applicable provisions of law.

      8.4 The Directors of Circuit Services as of the effective date of the
Merger shall continue in office until the next Annual Meeting of the
Stockholders of Circuit Services. The number of Directors of Circuit Services shall continue to be 6 and shall be the following persons: A. J. MacKimm, E. L.
Benson, W. R. Hatch, B. A. Johnson, J. W. Foster and R. J. Allain.

      The following persons shall he the officers of Circuit Services immediately after the effective date of the Merger and shall continue in office until the next Annual meeting of the Board of Directors of Circuit Services:

             B. A. Johnson           President
             W. R. Hatch             Vice-President - Research & Development
             J. W. Foster            Vice-President - Sales & Marketing
             S. J. Gioimo            Secretary
             W. G. Marshall          Treasurer

      8.5 Each ten shares of issued and outstanding Common Stock ($1.00 par value) of Hatch shall be converted into one share of Common Stock ($1.00 par value) of Circuit Services. Upon the surrender of certificates representing shares of Hatch stock by the holder thereof, certificates for the correct number of Circuit Services shares shall he issued in exchange by Circuit Services.
Shares of Circuit Services Common Stock ($1.00 par value) outstanding at the date of this Merger shall not be converted or exchanged, but shall remain outstanding as shares of Common Stock ($1.00 par value) of the surviving corporation.

      8.6 On the effective date of the Merger, the separate existence of Hatch shall cease (except to the extent continued by statute), and all of its property, rights, privileges, and franchises, of whatsoever nature and description, shall be transferred to, vest in, and devolve upon the surviving corporation, without further act or deed. Confirmatory deeds, assignments or other like instruments, when deemed desirable by Circuit Services to evidence such transfer, vesting or devolution of any property, right, privilege or franchise, shall at any time, or from time to time, be made and delivered in the name of Hatch by the last acting officers thereof, or by the corresponding officers of the surviving corporation. It is the intention of the parties to this Merger that the employee benefit plans maintained by the constituent corporations immediately prior to the Merger will he continued in substantially the same manner after the effective date of the Merger as they were maintained prior to the Merger.

      8.7 The Merger shall become effective at, and the term "effective date of the Merger" shall mean, the time when this Plan and Agreement of Merger shall have been certified, signed, acknowledged, filed, and recorded pursuant to the laws of Delaware.

      Article 9. This Merger may be terminated and abandoned by the Board of
Directors of either party at any time prior to the date of filing the
Certificate of Merger with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the parties to this Agreement have each caused this
Agreement to be executed by their respective President and its corporate seal to be affixed hereto and attested by its Secretary, all as of the day and year first above written.

                                CIRCUIT SERVICES CORPORATION

                                By:  /s/ B. A. Johnson
                                     ---------------------------------

Attest:

/s/ S. J. Gioimo
-----------------------------
       Secretary

                                W. R. HATCH, INC.

                                By:  /s/ W. R. Hatch
                                     ---------------------------------

Attest:

/s/ S. J. Gioimo
----------------------------
          Secretary

      I, SUZZANNE J. GIOIMO, Secretary of CIRCUIT SERVICES CORPORATION, a
corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having, been first duly signed on behalf of said corporation by the President and attested by the Secretary, CIRCUIT SERVICES CORPORATION, a corporation of the State of Delaware, was duly submitted to the stockholders of said CIRCUIT
SERVICES CORPORATION, at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that One Hundred (100) shares of stock of said corporation were on the said date issued and outstanding and that the holders of One Hundred (100) shares voted by ballot in favor of said
Agreement of Merger and the holders of `no shares voted by ballot against same, the said affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said CIRCUIT SERVICES CORPORATION and the duly adopted agreement of the said Corporation.

      WITNESS my hand and seal of said CIRCUIT SERVICES CORPORATION on this twenty-sixth day of September, 1985.

                                     /s/ Suzzanne J. Gioimo
                                     ------------------------
                                              Secretary

(SEAL)

      I, SUZZANNE J. GIOIMO, Secretary of W.R. HATCH, INC., a corporation organized and existing under -the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having, been first duly signed on behalf of said corporation by the President and attested by the
Secretary, W.R. HATCH, INC., a corporation of the State of Delaware, was duly submitted to the stockholders of said W.R. HATCH, INC., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that One Thousand (1,000) shares of stock of said corporation were on the said date issued and outstanding and that the holders of One Thousand (1,000) shares voted by ballot in favor of said Agreement of Merger and the holders of no shares voted by ballot against same, the said affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said W.R. HATCH, INC., and the duly adopted agreement of the said Corporation.

      WITNESS my hand and seal of said W.R. HATCH, INC., on this twenty-sixth day of September, 1985.

                                     /s/ Suzzanne J. Gioimo
                                     ------------------------
                                              Secretary

(SEAL)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                   CIRCUIT SERVICES - W. R. HATCH CORPORATION

                                     *******

      The name of the corporation is Circuit Services - W. R. Hatch Corporation and the name under which it was originally incorporated is "D E J CORPORATION.
The date of filing of its original Certificate of Incorporation with the
Secretary of State was November 14, 1983. This Restated Certificate of
Incorporation restates and integrates the Certificate of Incorporation of this corporation to read as hereinafter set forth and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between those provisions and the provisions of the Restated Certificate.

      1. The name of the corporation is Circuit Services - W. R. Hatch
Corporation.

      2. The address of its registered office in the State of Delaware is No.
1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Two Hundred Dollars
($200.00).

      5. The corporation is to have perpetual existence.

      6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept
(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of
Delaware.

      IN WITNESS WHEREOF, said Circuit Services - W. R. Hatch Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by J. D. Tinsley, its Chairman of the Board, a attested by S. J. Gioimo, its Secretary, this 13th day of August, 1986.

                              CIRCUIT SERVICES - W. R. HATCH CORPORATION

                              By:  /s/ J. D. Tinsley
                                   -------------------------------------
                                   Chairman of the Board

/s/ S. J. Gioimo
----------------------------
Secretary

STATE OF ILLINOIS       )
                        )SS
COUNTY OF DUPAGE        )

      BE IT REMEMBERED that on this 13th day of August, 1986, personally came before me, Jean W. Keyes, a Notary Public in and for the County and State
aforesaid, J.D. Tinsley, Chairman of the Board of Circuit Services - W.R. Hatch
Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the
Secretary of said corporation is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                   /s/ Jean W. Keyes
                                   -------------------------------------
                                         Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     *******

      Circuit Services - W.R. Hatch Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the
Restated Certificate of Incorporation of said corporation:

      RESOLVED, that the Restated Certificate of Incorporation of Circuit
      Services - W.R. Hatch Corporation be amended by changing the first article thereof so that, as amended, said Article shall be and read as follows:

      "The name of the Corporation is Board Chemistry Incorporated."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 2B of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law
of the State of Delaware.

      IN WITNESS WHEREOF, said Circuit Services - W.R. Hatch Corporation has caused this certificate to be signed by J. D. Tinsley, Chairman of the Board of
Directors, and attested by S. J. Gioimo, its Secretary, this 10th day of
January, 1992.

                              By:  /s/ J. D. Tinsley
                                   ----------------------------------------
                                   J. D. Tinsley -- Chairman of the Board

ATTEST:

BY: /s/ S. J. Gioimo
----------------------------
    S. J. Gioimo -- Secretary